UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 26, 2012
Date of Earliest Event Reported:	November 26, 2012

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(Address of principal executive offices)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2012, we, as guarantor, and Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), our wholly owned subsidiary, as borrower, entered into an Agreement and Amendment No. 2 to Credit Agreement (the “Amendment”), amending our $250 million, 5-year credit agreement dated December 20, 2011 (the “Credit Agreement”), with the Royal Bank of Canada, the various lenders party to the Credit Agreement.

The primary purpose of the Amendment was to increase Mid-Con Energy Properties’ borrowing base under the Credit Agreement from $100 million to $130 million. The increase is effective until the next borrowing base determination date. The Amendment also added Comerica Bank as an additional lender under the Credit Agreement.

The description of the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amendment itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement and Amendment No. 2 to Credit Agreement dated November 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 27, 2012

Mid-Con Energy Partners, LP

By:	Mid-Con Energy GP, LLC,
its general partner

By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead, President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Amendment No. 1 to Credit Agreement dated November 26, 2012.